SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549




                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported): May 7, 1999



                  CAPITAL CITY BANK GROUP, INC.
     (Exact name of registrant as specified in its charter)

        Florida                      0-13358              59-2273542
(State of Incorporation)    (Commission File Number)    (IRS Employer
                                                      Identification No.)


       217 North Monroe Street, Tallahassee, Florida         32301
         (Address of principal executive office)           (Zip Code)


 Registrant's telephone number, including area code: (850) 671-0300



  (Former Name or Former Address, if Changed Since Last Report)




                  CAPITAL CITY BANK GROUP, INC.

                            FORM 8-K
                         CURRENT REPORT


Item 2.   Acquisition or  Disposition of Assets

     On May 7, 1999, Capital City Bank Group, Inc. (the "Company") completed its acquisition of Grady Holding Company ("GHC"). In the acquisition, GHC's subsidiary national bank, First National Bank of Grady County ("FNBGC"), merged into the Company's newly formed national bank subsidiary, CCBG Interim National Bank ("Interim"). Immediately following the merger, Interim changed its name to First National Bank of Grady County.

     As of March 31, 1999, GHC had consolidated total assets of approximately $112 million, consolidated loans of approximately $92 million, consolidated deposits of approximately $93 million and consolidated stockholders' equity of approximately $17 million. FNBGC operates two banking offices in Cairo and one in Whigham, Georgia.

     GHC shareholders received 115.885 shares of the Company's common stock for each share of GHC common stock, and FNBGC shareholders (other than GHC) received 21.5 shares of the
Company's common stock for each share of FNBGC common stock.   As
a result, the Company issued approximately 1,309,565 million shares of its common stock for all the shares of GHC and FNBGC common stock. The acquisition was accounted for as a tax-free pooling of interests.

          See Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

     Not applicable.  Pursuant to the requirements of Regulation
     S-X, no historical financial statements are required or included herein.

(b)  Pro Forma Financial Information.

     Not applicable.  Pursuant to the requirements of Regulation
     S-X, no historical financial statements are required or included herein.

(c)  Exhibits.

     99.1 Copy of the Company's Press Release issued May 10, 1999.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CAPITAL CITY BANK GROUP, INC.


Date:  May 20, 1999

By:  /s/ J. Kimbrough Davis
         J. Kimbrough Davis
         Executive Vice President
           and Chief Financial Officer


                  CAPITAL CITY BANK GROUP, INC.

                   Current Report on Form 8-K

                          Exhibit Index

Exhibit No.    Description

99.1       Copy  of  the Company's Press Release issued  May  10, 1999.